As filed with the Securities and Exchange Commission on July 23, 1998
                          Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                  ___________

                                   FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ___________

                               FOTOBALL USA, INC.
              (Exact name of registrant as specified in its charter)

            Delaware                                 33-0614889
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)


                               3738 Ruffin Road
                         San Diego, California  92123
              (Address of Principal Executive Offices) (Zip Code)


                   FOTOBALL USA, INC. 1998 STOCK OPTION PLAN
                            (Full title of the plan)
                                  __________

         MICHAEL FAVISH                              CHARLES I. WEISSMAN, ESQ.
President and Chief Executive Officer             Shereff, Friedman, Hoffman &
       Fotoball USA, Inc.                                Goodman, LLP
       3738 Ruffin Road                                919 Third Avenue
 San Diego, California 92123                      New York, New York  10022
      (619) 467-9900                                    (212) 758-9500

(Name, address and telephone number, including area code, of agents for service)

CALCULATION OF REGISTRATION FEE

 Title of                        Proposed        Proposed           Amount
Securities        Amount          maximum         maximum             of
  to be          to be          offering price    aggregate       registration
registered     registered (1)    per share (2)  offering price (2)    fee
______________________________________________________________________________
Common Stock,   500,000 shares   $2.00           $1,000,000          $295.00
par value
$.01 per share

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculation of the registration fee. The price shown is the closing bid price for shares of common stock, par value $.01 per share, of the Registrant on the Nasdaq Market on July 17, 1998.






































                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by Fotoball USA, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, which is the Registrant's latest Annual Report on Form 10-KSB filed pursuant to Section 13(a) or 15(d) of the Exchange Act and which contains audited financial statements for the Registrant's latest fiscal year for which a Form 10-KSB was required to have been filed.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the three months ended March 31, 1998.

     (c) The description of the Registrant's common stock, par value $.01 per share, which is contained in a registration statement filed under
          Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.






Item 6.  Indemnification of Directors and Officers.

     The indemnification of officers and directors of the Company is governed by Section 145 of the Delaware General Corporation Law (the "DGCL") and the Certificate of Incorporation (the "Certificate") and By-Laws of the Company. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     The Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit.


     The By-Laws provide that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all judgments, fines and amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and expenses incurred by such person in connection therewith. The By-Laws further provide that, to the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall, at his request, be paid by the Company in advance of the final disposition of such action or proceeding.


     The By-Laws provide that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate or By-Laws or otherwise.

     The Company maintains directors and officers liability and company reimbursement insurance which, among other things, (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers in their capacity such and (ii) provides for payment on behalf of the Company against such loss but only when the Company shall be required or permitted to indemnify directors or officers for such loss pursuant to statutory or common law or pursuant to duly effective Certificate or By-Law provisions.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit Number.                   Description.
---------------                   ------------
4.1*                 Fotoball USA, Inc. 1998 Stock Option Plan.
4.2*                 Form of Stock Option Agreement for the Fotoball USA, Inc.
                      1998 Stock Option Plan.
5.1                  Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.
23.1                 Consent of Hollander, Lumer & Co., LLP.
23.2                 Consent of Shereff, Friedman, Hoffman & Goodman, LLP
                      (contained in Exhibit 5.1).
_______________________

*  Indicates exhibits relating to executive compensation.









Item 9.  Undertakings.

     The undersigned small business issuer hereby undertakes that it will:

       (1) file, during any period in which it offers or sell securities, a post-effective amendment to this registration statement to:

             (i) include any prospectus required by Section 10(a)(3) of the Securities Act;
             (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration; and

                   Note: Small business issuers do not need to give the statements in paragraphs (1)(i) and (1)(ii) of this Item if the registration statement is on Form S-3 or S-8, and the information required in a post-effective amendment is incorporated by reference by periodic reports filed by the small business issuer under the Exchange Act.

             (iii) include any additional or changed material information on the plan of distribution;

       (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering;

       (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering;

       (4) for purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective; and

       (5) for of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of such securities at that time as the initial bona fide offering of those securities.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










































                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 22nd day of July, 1998.


                                       FOTOBALL USA, INC.


                                       By:/s/ Michael Favish
                                       ------------------------
                                       Michael Favish
                                       President, Chief Executive
                                       Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature                              Titles                        Date
---------                              ------                        ----

/s/ Michael Favish           President, Chief Executive          July 22, 1998
------------------            Officer and Director
Michael Favish               (Principal Executive Officer)



/s/ David G. Forster         Executive Vice President,           July 22, 1998
--------------------          Finance, Treasurer and
David G. Forster              Chief Financial Officer (Principal
                              Financial & Accounting Officer)


/s/ Salvatore T. DiMascio    Director                            July 22, 1998
-------------------------
Salvatore T. DiMascio


/s/ Joel K. Rubenstein       Director                            July 22, 1998
----------------------
Joel K. Rubenstein


/s/ Nicholas A. Giordano     Director                            July 22, 1998
------------------------
Nicholas A. Giordano




                                 EXHIBIT INDEX


Exhibit Number                   Description

    4.1         Fotoball USA, Inc. 1998 Stock Option Plan.
    4.2         Form of Stock Option Agreement for the 1998 Stock Option Plan.
    5.1         Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.
   23.1         Consent of Hollander, Lumer & Co., LLP.












































